UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): February 7, 2008
DIGITAL RIVER, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation)	000-24643 (Commission File Number)	41-1901640 (IRS Employer Identification No.)
9625 West 76th Street, Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip Code)
(Registrant’s telephone number, including area code): (952) 253-1234
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 7, 2008, Digital River, Inc. entered into an agreement to purchase shares of its common stock from Goldman Sachs & Co. (“Goldman Sachs”) for an aggregate purchase price of $127 million pursuant to an accelerated share repurchase (“ASR”) program. Repurchased shares will be classified as treasury shares.
The Company is acquiring these shares as part of a $200 million share repurchase program announced by the Company on June 27, 2007. The number of shares to be repurchased under the ASR program will be based generally on the volume-weighted average price of the Company’s common stock during the term of the ASR agreement. Purchases under the ASR agreement are subject to collar provisions that will establish minimum and maximum numbers of shares based on the volume-weighted average share price over an initial hedge period. The minimum and maximum numbers of shares that the Company will repurchase pursuant to the ASR agreement will not be known until the conclusion of the hedge period, which is expected to occur during the first quarter of 2008. The Company expects all ASR program purchases to be completed by the end of the second quarter of 2008, although the completion date may be accelerated at the option of Goldman Sachs. The actual number of shares repurchased will be determined at the completion of the ASR program.
The ASR agreement contains the principal terms and provisions governing the ASR program including, but not limited to, the mechanism used to determine the amount of shares that will be delivered by Goldman Sachs to the Company, the required timing of delivery of the shares, the specific circumstances under which Goldman Sachs is permitted to make adjustments to valuation periods, the specific circumstances under which the ASR program may be terminated early and various acknowledgements, representations and warranties made by the registrant and Goldman Sachs to one another, including representations related to Rule 10b5-1 and intended compliance with the Rule 10b-18 volume and timing guidelines. The ASR agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference
Item 8.01. Other Events.
On February 8, 2008, the Company issued a press release announcing the ASR program. The press release is attached to this Current Report on Form 8-K as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
The following exhibits are furnished with this report:

10.1	Master Confirmation Agreement and Supplemental Confirmation, both dated February 7, 2008, by and between Goldman, Sachs & Co. and Digital River, Inc.

99.1	Press release dated February 8, 2008, announcing the ASR agreement between Goldman, Sachs & Co. and Digital River, Inc.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC.
By:	/s/ Thomas M. Donnelly
	Name:	Thomas M. Donnelly
	Title:	Chief Financial Officer

Date: February 8, 2008

Exhibit Index

Exhibit No.	Description

10.1	Master Confirmation Agreement and Supplemental Confirmation, both dated February 7, 2008, by and between Goldman, Sachs & Co. and Digital River, Inc.

99.1	Press release dated February 8, 2008, announcing the ASR agreement between Goldman, Sachs & Co. and Digital River, Inc.